Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 16, 2011, except for Note 2, as to which the date is February 9, 2012, included in the Annual Report of United Community Banks, Inc. and subsidiaries on Form 10-K/A for the year ended December 31, 2010.  We hereby consent to the incorporation by reference of said report in this Post-Effective Amendment No.  4 to the Registration Statement of United Community Banks, Inc. on Form S-1 and to the use of our name as it appears under the caption “Experts.”

/s/ PORTER KEADLE MOORE, LLP
Atlanta, Georgia
February 10 , 2012